Exhibit 99.1

Energous Corporation Reports 2023 Second-Quarter Results

SAN JOSE, Calif. – August 10, 2023 – Energous Corporation (NASDAQ: WATT), a leading developer of RF-based charging for wireless power networks, today announced financial results for its second quarter ended June 30, 2023.

Unaudited 2023 Second-Quarter Financial Results

For the second quarter ended June 30, 2023, Energous reported:

•	Revenue of approximately $117,133, a 21% increase over Q1 2023

•

Costs and expenses of approximately $6.2 million, with approximately $82,818 in cost of revenue, $2.9 million in research and development, and $3.2 million in sales, marketing, general and administrative expenses

•	Net loss of approximately $(4.0) million, or $(0.04) per basic and diluted share

•	Adjusted net non-GAAP loss of approximately $(5.3) million

•	Adjusted non-GAAP costs and expenses of $5.6 million, a 7% reduction from Q2 2022

•	Approximately $20.0 million in cash and cash equivalents at the end of the second quarter, with no debt

Partnership Momentum

•

Energous and InnoTractor — On April 12, the Company announced a partnership with InnoTractor, a European provider of IoT-based solutions for logistics and supply chain applications to integrate wireless power solutions for real-time asset tracking across various industries witnessing significant IoT growth. The partnership will integrate and deploy Energous’ PowerBridge technology and Wiliot’s IoT Pixel tags, providing customers with a solution featuring lower costs, increased mobility and improved sustainability.

•

Energous and WiGL — On August 8, the Company announced the next phase of its partnership with WiGL, a developer of touchless wireless charging for IoT devices for wireless power networks, to develop and commercialize IoT products that will be wirelessly powered over distance (tWPT Project). The Air Force Research Lab at the U.S. Department of Defense (DoD) funded the first phase early last year to develop and design tWPT products for military and commercial use. In the project’s second phase, Energous’ PowerBridges will continue to provide radio frequency-based (RF) wireless power over distance for WiGL’s tWPT networks.

Company Highlights

•

Japan’s regulatory body has approved Energous’ 1W WattUp PowerBridge for unlimited power distance transmission. This enables Energous to deploy its active energy harvesting technology throughout the technologically advanced Japanese market.

•

On May 9, the Company announced the launch of its 2 Watt PowerBridge transmitter, which doubles the energizing capability of Energous’ 1W transmitter currently deployed in the field, continuing towards Energous’ goal of freeing IoT devices from the constraints of replaceable batteries and charging cords and extending power and range.

“Energous’ solutions continue to gain traction in the IoT market with a growing roster of companies in several of our key verticals conducting proof-of-concept deployments,” said Cesar Johnston, CEO of Energous. “Our team is actively working with these customers to ensure seamless integration with their systems and optimizing operations to ensure our technology delivers tangible results. We look forward to these customers converting to full production contracts.”

2023 Second-Quarter Conference Call

Energous will host a conference call to discuss second-quarter financial results, recent progress and prospects for the future.

•	When: Thursday, August 10, 2023

•	Time: 1:30 p.m. PT (4:30 p.m. ET)

•	Phone: 888-317-6003 (domestic); +1 412-317-6061 (international)

•	Participant entry #: 8033977

•	Conference replay: Accessible through August 24, 2023 877-344-7529 (domestic); +1 412-317-0088 (international); passcode 1026451

•	Webcast: Accessible at Energous.com; archive available through August 2024

About Energous Corporation

Energous Corporation (NASDAQ: WATT) has been pioneering wireless charging over distance technology since 2012. Today, as the global leader in wireless charging over distance, its networks are safely and seamlessly powering its customers’ RF-based systems in a variety of industries, including retail, industrial, healthcare and more. Its total network solution is designed to support a variety of applications, including inventory and asset tracking, smart manufacturing, electronic shelf labels, IoT sensors, digital supply chain management, inventory management, loss prevention, patient/people tracking and sustainability initiatives. The number of industries and applications it serves is rapidly growing as it works to support the next generation of the IoT ecosystem.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results and projections, statements about the success of our collaborations with our partners, statements about any governmental approvals we may need to operate our business, statements about our technology and its expected functionality, and statements with respect to expected company growth. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP costs and expenses, non-GAAP sales, marketing, general and administrative expenses (SG&A) and non-GAAP research and development expenses (R&D). Non-GAAP net loss excludes depreciation and amortization, stock-based compensation expense, severance expense, offering expenses relating to warrant liability and change in fair value of warrant liability. Non-GAAP costs and expenses excludes depreciation and amortization, stock-based compensation expense and severance expense. Non-GAAP SG&A excludes depreciation and amortization and stock-based compensation expense. Non-GAAP R&D excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

– Financial Tables Follow –

Energous Corporation

BALANCE SHEETS

(Unaudited)

	As of
	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$19,959,768	$26,287,293
Accounts receivable, net	168,084	143,353
Inventory	176,786	105,821
Prepaid expenses and other current assets	1,251,839	827,551

Total current assets	21,556,477	27,364,018

Property and equipment, net	389,659	429,035
Right-of-use lease asset	1,595,869	1,959,869

Total assets	$23,542,005	$29,752,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,053,204	$900,765
Accrued expenses	1,462,742	1,790,414
Accrued severance	215,442	416,516
Warranty liability	1,238,000	—
Operating lease liabilities, current portion	699,673	705,894
Deferred revenue	58,091	29,727

Total current liabilities	4,727,152	3,843,316

Operating lease liabilities, long-term portion	915,854	1,264,131

Total liabilities	5,643,006	5,107,447
Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at June 30, 2023 and December 31, 2022; no shares issued or outstanding at June 30, 2023 and December 31, 2022	—	—
Common Stock, $0.00001 par value, 200,000,000 shares authorized at June 30, 2023 and December 31, 2022; 92,040,276 and 78,944,954 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively.	921	789
Additional paid-in capital	391,221,050	387,319,985
Accumulated deficit	(373,322,972)	(362,675,299)

Total stockholders’ equity	17,898,999	24,645,475

Total liabilities and stockholders’ equity	$23,542,005	$29,752,922

Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$117,133	$232,971	$213,809	$448,932
Costs and expenses:
Cost of revenue	82,818	271,384	221,631	474,633
Research and development	2,880,132	3,209,910	5,958,656	6,737,056
Sales and marketing	1,088,084	1,158,092	2,300,022	2,771,682
General and administrative	2,103,971	2,024,939	4,065,431	4,052,459
Severance expense	90,310	633,444	90,310	633,444

Total costs and expenses	6,245,315	7,297,769	12,636,050	14,669,274

Loss from operations	(6,128,182)	(7,064,798)	(12,422,241)	(14,220,342)
Other income (expense):
Offering costs related to warrant liability	—	—	(591,670)	—
Change in fair value of warrant liability	1,897,000	—	1,897,000	—
Interest income	236,016	47,049	469,238	49,875

Total other income (expense)	2,133,016	47,049	1,774,568	49,875

Net loss	$(3,995,166)	$(7,017,749)	$(10,647,673)	$(14,170,467)

Basic and diluted net loss per common share	$(0.04)	$(0.09)	$(0.12)	$(0.18)

Weighted average shares outstanding, basic and diluted	91,241,080	77,125,105	86,351,876	77,028,549

Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net loss (GAAP)	$(3,995,166)	$(7,017,749)	$(10,647,673)	$(14,170,467)
Add (subtract) the following items:
Depreciation and amortization	44,533	57,192	90,330	127,311
Stock-based compensation	503,893	576,125	1,025,970	1,373,031
Severance expense *	90,310	633,444	90,310	633,444
Offering costs related to warrant liability	—	—	591,670	—
Change in fair value of warrant liability	(1,897,000)	—	(1,897,000)	—

Adjusted net non-GAAP loss	$(5,253,430)	$(5,750,988)	$(10,746,393)	$(12,036,681)

* Note: Severance expense includes $87,662 in stock-based compensation
Total costs and expenses (GAAP)	$6,245,315	$7,297,769	$12,636,050	$14,669,274
Subtract the following items:
Depreciation and amortization	(44,533)	(57,192)	(90,330)	(127,311)
Stock-based compensation	(503,893)	(576,125)	(1,025,970)	(1,373,031)
Severance expense	(90,310)	(633,444)	(90,310)	(633,444)

Adjusted non-GAAP costs and expenses	$5,606,579	$6,031,008	$11,429,440	$12,535,488

Total research and development expenses (GAAP)	$2,880,132	$3,209,910	$5,958,656	$6,737,056
Subtract the following items:
Depreciation and amortization	(41,592)	(27,963)	(84,349)	(65,646)
Stock-based compensation	(210,060)	(295,481)	(418,791)	(648,524)

Adjusted non-GAAP research and development expenses	$2,628,480	$2,886,466	$5,455,516	$6,022,886

Total sales, marketing, general and administrative expenses (GAAP)	$3,192,055	$3,183,031	$6,365,453	$6,824,141
Subtract the following items:
Depreciation and amortization	(2,941)	(29,229)	(5,981)	(61,665)
Stock-based compensation	(293,833)	(280,644)	(607,179)	(724,507)

Adjusted non-GAAP sales, marketing, general and administrative expenses	$2,895,281	$2,873,158	$5,752,293	$6,037,969

Contacts

Energous Investor Relations:

Padilla IR

IR@energous.com

Energous Corporate Communications:

SHIFT COMMUNICATIONS

energous@shiftcomm.com

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